                                                                    EXHIBIT 5.1


                           [LETTERHEAD OF LOEB & LOEB]





Direct Dial: 310-282-2350
e-mail: dficksman@loeb.com


                                February 11, 2002

Asia Fiber Holdings Limited
Room 2105, 21/F, West Tower
200 Connaught Road Central
Sheung Wan, Hong Kong

Ladies and Gentlemen:

        We have acted as counsel to Asia Fiber Holdings Limited (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form SB-2 (the "Registration Statement"), relating to the proposed sale by certain shareholders of the Company (the "Selling Security Holders") of up to 9,875,000 shares of common stock (the "Common Stock"). The 9,875,000 shares offered include (i) 6,375,000 shares underlying the Series C Convertible Preferred Stock issued to GEM Global Yield Fund Limited and (ii) 3,500,000 shares underlying the warrants issued to GEM Global Yield Fund Limited.

        In so acting, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such Company records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Based upon the foregoing and such examination of law as we have deemed necessary, we are of the opinion that the Common Stock to be offered by the Selling Security Holders, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

        We consent to the use of this letter as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" included in the Prospectus forming a part of the Registration Statement.

                                            Sincerely,



                                            David L. Ficksman
                                            a Partner of the Firm